Exhibit (a)(1)(v)

Forms of Letters from the Fund
to Investors in connection with acceptance of offers of tender

UBS Juniper Crossover Fund, L.L.C.

This letter is being sent to you if you tendered Interests in the Fund.

Dear Investor:

UBS Juniper Crossover Fund, L.L.C. (the "Fund") has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal in accordance with the tender offer.

You have been paid in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund's records.

Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS Juniper Crossover Fund, L.L.C.

Enclosure

UBS Juniper Crossover Fund, L.L.C.

This letter is being sent to you if you tendered Interests in the Fund and the Offer was oversubscribed.

Dear Investor:

UBS Juniper Crossover Fund, L.L.C. (the "Fund") has received and accepted approximately [___]% of your tender request.

For the tender period ending Friday, September 22, 2006, approximately $[________] of Interests in the Fund were submitted for redemption and the offer was oversubscribed. Because of the oversubscription, the Fund will repurchase from you a pro rata portion of the Interests tendered, or approximately [___]% of your requested tender amount, in accordance with the terms of the Fund's Offer to Purchase. Enclosed is a statement showing the breakdown of your capital withdrawal in accordance with the tender offer.

You have been paid in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund's records. Please note that because a portion of your capital remains with the Fund, you are still an investor in the Fund.

The next tender offer period is expected to commence in February 2007.

Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS Juniper Crossover Fund, L.L.C.

UBS Juniper Crossover Fund, L.L.C.

This letter is being sent to you if you tendered interests in the Fund and do not have a brokerage account with UBS Financial Services Inc.

Dear Investor:

UBS Juniper Crossover Fund, L.L.C. (the "Fund") has received and accepted your tender request. Enclosed is a check representing your payment, in accordance with the tender offer.

Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS Juniper Crossover Fund, L.L.C.

Enclosure